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                                                                    Exhibit 3.41

                                                                   FILED
                                                               JAN 23, 2003
                                                             IN THE OFFICE OF
                                                              JOE MANCHIN III
                                                            SECRETARY OF STATE
                                                               CTRL # 53287

                                 WEST VIRGINIA
                            ARTICLES OF ORGANIZATION
                          OF LIMITED LIABILITY COMPANY

We, acting as organizers according to West Virginia Code Section 31B-2-202, adopt the following Articles of Organization for a West Virginia Limited Liability Company:

1. The name of the West Virginia limited liability company shall be:

                         Kepro, LLC

2. The company will be an LLC.

3. The physical address in West Virginia of the initial designated office of the company will be:

                         Route 97
                         Pineville, WV 24874

4. The mailing address of the principal office will be:

                         Route 97
                         Pineville, WV 24874

5. The name and street address of the person to whom notice of process may be sent is:

                         Corporation Service Company
                         1600 Laidley Tower
                         Charleston, WV 25301

6. The name and address of each organizer and of each member with signature authority:

                         Karin M. Writer
                         1899 Wynkoop, 8th Floor
                         Denver, CO 80202

7. The company will be an at-will company, for an indefinite period.

8. The company will be manager-managed, and the name and address of each initial manager is listed below.

                         John R. Harsanyi
                         Route 97
                         Pineville, WV 24874

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9. All or specified members of a limited liability company are liable in their capacity as members for all or specified debts, obligations or liabilities of the company.

      NO - All debts, obligations and liabilities are those of the company.

10. The purposes for which this limited liability company is formed are as follows:

      Natural Resources

11. Other provisions which may be set forth in the operating agreement or matters not inconsistent with law:

      N/A

12. The number of pages attached and included in these Articles is 2.

13. The requested effective date is the date and time of filing.

14. ACKNOWLEDGMENT: I, the undersigned, for the purpose of forming a limited liability company under the laws of the State of West Virginia, do make and file this "Articles of Organization" in the name of and on behalf of the company.

                                     /s/ Karin M. Writer
                                     Organizer

(Signer must acknowledge the signature before a notary, and notary must apply seal for document to be recorded.)

STATE OF Colorado, COUNTY OF Denver;

I, Dion R. Elliott, a Notary Public, hereby certify that Karin M. Writer, whose name is signed to the foregoing Articles of Organization, this day personally appeared before me and acknowledged his/her signature.

My commission expires 3/13/04.  /s/ Dion R. Elliott, Notary Public
Articles prepared by Karin M. Writer, (address) 1899 Wynkoop, Denver, CO 80202

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                                                                    FILED
                                                                March 03 2003
                                                              IN THE OFFICE OF
                                                               JOE MANCHIN III
                                                             SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

   (Pursuant to Section 31B-2-204 of the Uniform Limited Liability Company Act
                         of the State of West Virginia)

      FIRST: The name of the limited liability company (the "company") is Kepro, LLC.

      SECOND: The Articles of Organization of the company were filed in the Office of the Secretary of State of the State of West Virginia on January 22, 2003.

      THIRD: Article 1 of the Articles of Organization of the company is amended to read as follows:

      "The name of the West Virginia limited liability company shall be Kepler Processing Company, LLC."

Signed on Feb. 6th, 2003.

                                              Kepro, LLC

                                              By: /s/ John R. Harsanyi
                                              John R. Harsanyi, President &
                                              Manager

STATE OF WEST VIRGINIA    )
                          ) SS.:
COUNTY OF MCDOWELL        )

Subscribed and sworn to before me, a Notary Public, on Feb 6th, 2003.

                                              /s/ Robert R. Wood
                                              Notary Public

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                                                                     FILED
                                                               IN THE OFFICE OF
                                                              SECRETARY OF STATE
                                                                 WEST VIRGINIA

                                                                 APR - 6 2004

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                             BY THE REGISTERED AGENT

The undersigned registered agent submits the following statement for the purpose of changing the registered office address for the entity named below in the state of West Virginia.

      1.    Name of entity

            KEPLER PROCESSING COMPANY, LLC

      2.    Street address of its current registered office

            1600 Laidley Tower
            Charleston, WV 23501

      3.    Street address to which the registered office is to be changed

            209 West Washington Street
            Charleston, WV 25302

      4.    Name of current registered agent

            Corporation Service Company

      5. The mailing address of its registered office and the business office of its registered agent, as changed, will be identical.

      6.    The above named entity has been notified of the change.

Date:  March 29, 2004

                                                     CORPORATION SERVICE COMPANY

                                                     /s/ John H. Pelletier
                                                     Assistant Vice President